UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 25, 2004

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700B SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFOCUS CORPORATION

FORM 8-K

INDEX

Item	Description

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Signatures

Item 1.01       Entry into a Material Definitive Agreement

On October 25, 2004, InFocus Corporation (the “Company”) entered into a two-year $40 million revolving credit facility with Wells Fargo Foothill, Inc. (“WFF”).  Pursuant to the terms of the agreement, the Company may borrow up to $40 million subject to a borrowing base determined on eligible accounts receivable.  In connection with the credit facility, the Company also entered into a security agreement granting WFF a continuing security interest in the Company’s personal property excluding intellectual property and other miscellaneous property.  The credit facility also secures the Company’s obligations to Wells Fargo Bank and its affiliates for various banking products such as credit card facilities, cash management services and foreign currency hedging agreements.

Interest on outstanding borrowings is at prime plus .25% or at LIBOR plus 2.25% at the Company’s option upon initiating advances under the line.  However, at no time, will the interest rate be below 4%.  The Company may issue letters of credit under the credit facility in amounts up to $25 million.  Fees for letters of credit are 1.5% of the principal amount of the letter of credit.  The agreement requires the Company to pay a .5% commitment fee over the two-year term and an additional .375% per annum on the unused portion of the credit facility.

The credit facility contains various restrictive covenants.  Such restrictions are subject to usual and customary exceptions, which would be typical for a credit facility of this nature.  The restrictions include, among others, maintaining a minimum level of earnings, a maximum amount of capital expenditures per annum, not creating liens on Company assets or incurring additional debt, limiting investments and acquisitions by the Company, and preventing dissolution, liquidation, merger or a sale of company assets.

The credit facility also contains usual and customary events of default (subject to certain threshold amounts and grace periods) on the occurrence of such things as nonpayment of amounts due under the credit facility, violation of the restrictive covenants referred to above, or violation of other contract provisions.  If an event of default occurs and is continuing, the interest rate on any outstanding borrowings increases 2%, and the Company may be required to repay any outstanding borrowings under the credit facility.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2004	INFOCUS CORPORATION

	By:	/s/ C. Kyle Ranson
C. Kyle Ranson
President and Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Michael D. Yonker
Michael D. Yonker
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)